UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On May 9, 2007, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to its Option Agreement with Mayo Foundation for Medical Education and Research (“MAYO”) under which the Company’s exclusive option to elect to expand its license for the use of all antifungals for the treatment of chronic sinusitis (chronic rhinosinusitis), was extended for an additional one-year period through and including December 6, 2008. This Amendment becomes effective upon payment of the cash consideration as described hereinafter. As previously announced, the Company has the worldwide exclusive license to the prescription antifungal, amphotericin B, as well as the exclusive worldwide license to non-prescription over-the-counter products covered by MAYO’s patent. During this exclusive option period MAYO has agreed that it may not discuss licensing of this technology for use of any other compound with any other potential license partner worldwide. The Second Amendment to Option Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In consideration of the Amendment to Option Agreement, the Company has agreed to pay to MAYO cash consideration of $125,000 within ten days of the date of the Second Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated May 14, 2007, by Accentia Biopharmaceuticals, Inc. (the “Company”) announcing that the Company has received an extension of the exclusive option to license all antifungals for Chronic Sinusitis A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: May 14, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Option Agreement, dated May 9, 2007, between Accentia Biopharmaceuticals, Inc. and Mayo Foundation for Medical Education and Research

99.1	Press Release Dated May 14, 2007 titled “Accentia Biopharmaceuticals Makes Milestone Payment Based on Fast Tracked Pivotal Phase 3 Study with SinuNase for the Treatment of Chronic Sinusitis”

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